                                                                   Exhibit 11.1

                                                                                           Quarter Ended
                                                                                             March 31,
                                                                                   --------------------------------
                                                                                       1999               1998
                                                                                   -------------      -------------
                                                                                        (Dollars in thousands
                                                                                          except share data)
Diluted net loss per share:
 Net loss                                                                          $    (25,953)      $      (4,665)
 Preferred Stock dividend                                                                                       417
                                                                                   -------------      --------------
 Net loss available to common shareholders                                         $    (25,953)      $      (5,082)
                                                                                   =============      ==============
 Average number of shares outstanding                                                10,885,000           9,742,778
 Net effect of dilutive stock options-based on treasury stock method                                            ---
                                                                                   -------------      --------------
    Total average shares                                                           $ 10,885,000           9,742,778
                                                                                   =============      ==============
 Diluted net loss per share                                                        $      (2.38)       $      (0.52)
                                                                                   =============      ==============

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